UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2020

CATALYST BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

611 Gateway Blvd, Suite 710, South San Francisco, CA 94080

(Address of principal executive offices)

(650) 871-0761

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CBIO	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 13, 2020, Catalyst Biosciences, Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”), with CCUR Holdings, Inc., JDS1, LLC (“JDS1”), David Oros, Julian Singer and William Barr, Jr. (collectively, the “Investors”). As of the date of the Cooperation Agreement, the Investors beneficially owned an aggregate of 927,280 shares, or approximately 7.70%, of outstanding common stock. Under the Cooperation Agreement, as of January 15, 2020, the Company has appointed Geoffrey Shiu Fei Ling, M.D., Ph.D. to the Board of Directors (the “Board”) as a Class I director with a term to expire at the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”), and Sharon Tetlow to the Board as a Class III director with a term to expire at the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”). In connection with these appointments, current directors Jeff Himawan, Ph.D. and John P. Richard will not stand for re-election to the Board at the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”).

Subject to certain expiration provisions, if Dr. Ling or Ms. Tetlow (or any respective replacement director) resigns or is unable to serve as a director, JDS1 will have customary rights to suggest a replacement director for Dr. Ling (or his replacement), or to approve a Company proposed replacement director for Ms. Tetlow (or her replacement).

The Company agreed to take all necessary actions to appoint Dr. Ling as a member of at least one committee or subcommittee of the Board. Each of the Investors has agreed that at the 2020 Annual Meeting they will vote all of their shares in favor of (i) any incumbent director nominated by the Board and (ii) any ordinary course proposal supported by the Board. However, if the recommendation of Institutional Shareholder Services Inc. (“ISS”) differs from the Board’s recommendation with respect to any matter (other than the election of directors), the Investors shall have the right to vote in accordance with the recommendation of ISS with respect to such matters, and nothing shall restrict the Investors from voting or taking any position on any stockholder approval for any extraordinary transaction, such as a merger, material acquisition or a liquidation or winding up of the Company.

The Investors agreed to certain standstill provisions commencing on the date of the Cooperation Agreement and ending on the earlier of (i) the 30th day preceding the opening of the nomination window for submission of director nominations for the 2021 Annual Meeting, (ii) a material breach by the Company of its obligations, (iii) any announcement of a proposed a change of control and (iv) if the Company’s organizational documents are changed to impair stockholders’ ability to submit director nominations for stockholder meetings after the 2020 Annual Meeting (the “Standstill Period”). Each of the Company and each Investor also agreed to customary mutual non-disparagement obligations, and during the Standstill Period, the Company has agreed to, among other customary terms, use commercially reasonable efforts to provide notice and a limited opportunity to participate in future financing transactions, subject to certain cut-back rights.

A copy of the Cooperation Agreement is included as Exhibit 10.1. The foregoing description of the Cooperation Agreement is qualified in its entirety by reference to the full text of the Cooperation Agreement, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Upon the recommendation of the Governance and Nominating Committee and as contemplated by the Cooperation Agreement, the Board appointed, effective as of January 15, 2020 (the “Effective Date”), Dr. Ling as a Class I director of the Company with a term to expire at the 2022 Annual Meeting and Ms. Tetlow as a Class III director of the Company with a term to expire at the 2021 Annual Meeting. The Board approved an increase in the size of the Board, from seven to nine members, effective as of the Effective Date.

Dr. Ling, 63 years old, has been Professor of Neurology and Attending Neuro Critical Care Physician at Johns Hopkins Medical Institutions since 2000 and the Emeritus Professor of Neurology, Uniformed Services University of the Health Science since 2017. He has also been Vice-Chair of Research in the Department of Clinical Neurosciences at Inova Fairfax Medical Center, Fairfax, Virginia since 2017. He is the co-founder of Predigen, Inc., a privately held company and the chief executive officer and founder of On Demand Pharmaceuticals, Inc., a privately held company. Dr. Ling is on the boards of several privately held companies which include Wheel Bio, MindX Corp. and NED Biosystems Inc. Dr. Ling served as the director of the Defense Advanced Research Projects Agency (DARPA) Biological Technologies Office from 2004 to 2015. Dr. Ling holds a B.S. in Biology and History from Washington University, a Ph.D. in Pharmacology from Cornell University – Graduate School of Medical Sciences and an M.D. from Georgetown University School of Medicine. The Board believes that Dr. Ling’s experience in the healthcare industry as an executive in the pharmaceutical industry, drug development and research work for both medical and academic institutions qualify him to serve as a director of the Company.

Ms. Tetlow, 60 years old, has served as Managing Partner of Potrero Hill Advisors since January 2016. Potrero Hill Advisors provides strategic and operational financial support to life science companies through its team of chief financial officers and controllers. Ms. Tetlow was previously the Managing Director of Danforth Advisors from April 2013 to January 2016. She served as Chief Financial Officer of Pathwork Diagnostics, Inc., a privately held biotechnology company, from 2011 to 2013. From 2005 to 2009, she served as Chief Financial Officer of Cell Genesys, Inc., (CEGE) a publicly traded biotechnology company. In connection with her role as managing partner of Potreto Hill Advisors, Ms. Tetlow has led the finance function at several biotechnology and pharmaceutical companies, including 4D Molecular Therapeutics Inc., and Ocera Therapeutics Inc., two privately held companies and Allakos Inc. and CytomX Inc., two publicly traded companies. Ms. Tetlow was previously on the board of directors of Armetheon, Inc., a privately held company. Ms. Tetlow holds a B.A. in Psychology from University of Delaware and an M.B.A. from Stanford University. The Board believes that Ms. Tetlow’s significant experience in corporate finance and strategic planning in the biotechnology and pharmaceutical industries, including her experience as chief financial officer and board member of various publicly traded companies, qualify her to serve as a director of the Company.

Neither Dr. Ling nor Ms. Tetlow has any family relationships with any of the Company’s directors or executive officers and none is a party to any transactions of the type listed in Item 404(a) of Regulation S-K.

Dr. Ling and Ms. Tetlow will each receive, cash and equity compensation, in accordance with the Company’s existing non-employee director compensation policy, and will enter into an indemnification agreement with the Company consistent with the form agreement executed with each of the Company’s current directors.

Item 8.01. Other Events.

On January 17, 2020, the Company issued a press release announcing the appointment of Dr. Ling and Ms. Tetlow to the Board and the execution of the Cooperation Agreement described in Item 1.01. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Cooperation Agreement, effective as of January 13, 2020, between Catalyst Biosciences, Inc. and certain Investors specified therein.

99.1	Press release dated January 17, 2020 and titled “Catalyst Biosciences Announces Addition of Geoffrey Shiu Fei Ling, M.D. and Sharon Tetlow to Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST BIOSCIENCES, INC.

Date: January 17, 2020	By:	/s/ Nassim Usman, Ph.D.
Nassim Usman, Ph.D.
President and Chief Executive Officer